                                                                    EXHIBIT XIII


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           BLACKHAWK INVESTORS, L.L.C.

                            Dated as of July 18, 1997



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

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

1        Definitions..............................................................................................1


                                   ARTICLE II

                          THE COMPANY AND ITS BUSINESS

         2.1      Formation.......................................................................................4
         2.2      Certificate of Formation........................................................................4
         2.3      Name............................................................................................4
         2.4      Place of Business...............................................................................4
         2.5      Registered Office and Agent.....................................................................4
         2.6      Purposes........................................................................................4
         2.7      Title to Property...............................................................................5
         2.8      Duration........................................................................................5

                                   ARTICLE III

                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

         3.1      Member's Capital................................................................................5
         3.2      Limitations on Member's Liability and Return of Capital.........................................5
         3.3      Capital Accounts................................................................................5
         3.4      Member Loans....................................................................................6

                                   ARTICLE IV

                        ALLOCATION OF PROFITS AND LOSSES

         4.1      Allocation of Net Profits and Net Loss of the Company...........................................6
         4.2      Residual Allocations............................................................................7
         4.3      Qualified Income Offset.........................................................................7
         4.4      Minimum Gain Chargeback.........................................................................7
         4.5      Special Allocations.............................................................................7
         4.6      Fees to Members or Affiliates...................................................................7
         4.7      Section 704(c) Allocation.......................................................................8
         4.8      Distribution in Kind............................................................................8
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                                    ARTICLE V

                                  DISTRIBUTIONS

         5.1      Distributions of Available Cash Flow............................................................8
         5.2      Estimated Taxes and Withholding.................................................................9

                                   ARTICLE VI

                             CONTROL AND MANAGEMENT

         6.1      Management of the Company.......................................................................9
         6.2      Authority and Responsibility of the Managers....................................................9
         6.3      Limitations on Authority of Managers.  ........................................................11
         6.4      Participation by Members.  ....................................................................11
         6.5      Other Activities of Managers or Members........................................................12
         6.6      Fees and Expenses; Compensation of Managers....................................................12
         6.7      Liability for Acts and Omissions; Indemnification..............................................12
         6.8      Number, Tenure and Qualifications of Managers..................................................13
         6.9      Resignation of Managers........................................................................13
         6.10     Removal of a Manager...........................................................................13
         6.11     Vacancies of Managers..........................................................................14
         6.12     Place of Managers' Meetings....................................................................14
         6.13     Special Meetings of Managers...................................................................14
         6.14     Notice of Adjournment..........................................................................14
         6.15     Waiver of Notice...............................................................................14
         6.16     Action by Managers; Quorum; Voting; Action Without a Meeting...................................15
         6.17     Meetings by Telephone..........................................................................15
         6.18     Adjournment....................................................................................15
         6.19     Committees of the Managers.....................................................................15

                                   ARTICLE VII

                               MEETINGS OF MEMBERS

         7.1      Meetings.......................................................................................15
         7.2      Place of Meetings..............................................................................16
         7.3      Notice of Meetings.............................................................................16
         7.4      Record Date....................................................................................16
         7.5      Quorum.........................................................................................16
         7.6      Manner of Acting...............................................................................16
         7.7      Proxies........................................................................................16
         7.8      Action by Members Without a Meeting............................................................17
         7.9      Waiver of Notice...............................................................................18
         7.10     Voting Agreements..............................................................................18
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                                  ARTICLE VIII

                         TRANSFERS OF COMPANY INTERESTS

         8.1      Investment Representation......................................................................18
         8.2      Assignment by Members..........................................................................18
         8.3      Void Transfers; Effective Date.................................................................19

                                   ARTICLE IX

                   ACCOUNTING AND RECORDS; CERTAIN TAX MATTERS

         9.1      Books and Records..............................................................................19
         9.2      Reports........................................................................................20
         9.3      Tax Returns....................................................................................20
         9.4      Section 754 Election...........................................................................20
         9.5      Tax Matters Partner............................................................................20
         9.6      Withholding....................................................................................20
         9.7      Bank Accounts..................................................................................21

                                    ARTICLE X

                           DISSOLUTION AND TERMINATION

         10.1     Withdrawal.....................................................................................21
         10.2     Dissolution....................................................................................21
         10.3     Distribution Upon Liquidation of the Company...................................................22
         10.4     Capital Account Deficits.......................................................................22
         10.5     Certificate of Cancellation....................................................................23

                                   ARTICLE XI

                                   AMENDMENTS

         11.1     Amendments Adopted Solely by the Managers.  ...................................................23
         11.2     Amendments to be Adopted by Managers and Members...............................................23

                                   ARTICLE XII

                         VALUATION OF SECURITIES OF GEOK

         12.1     Normal Valuation...............................................................................23
         12.2     Legal Restrictions on Transfer.................................................................24
         12.3     Objection to Valuation.........................................................................24

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1     Notices........................................................................................24
         13.2     Successors and Assigns.........................................................................25
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
         13.3     No Oral Modifications; Amendments..............................................................25
         13.4     Captions.......................................................................................25
         13.5     Terms..........................................................................................25
         13.6     Invalidity.....................................................................................25
         13.7     Further Assurances.............................................................................25
         13.8     Complete Agreement.............................................................................25
         13.9     Attorneys' Fees................................................................................25
         13.10    Governing Law..................................................................................25
         13.11    No Third Party Beneficiary.....................................................................25
         13.12    Exhibits and Schedules.........................................................................26
         13.13    References to this Agreement...................................................................26
         13.14    Power of Attorney..............................................................................26
         13.15    Reliance on Authority of Person Signing Agreement..............................................27
         13.16    Consents and Approvals.........................................................................27
         13.17    GEOK Common Stock..............................................................................27

         Schedule A        Members

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           BLACKHAWK INVESTORS, L.L.C.

                  --------------------------------------------

                  This Limited Liability Company Agreement of Blackhawk Investors, L.L.C. (the "Company"), dated as of July 18, 1997, is made and entered into by and among Blackhawk Capital Partners, a general partnership, as a Member and the sole initial Manager (the "Managing Member"), and the other Persons listed on Schedule A hereto, as Members (the "Investor Members"),

                              W I T N E S S E T H :

                  In consideration of the mutual agreements made herein, the Members hereby agree to constitute a limited liability company pursuant to the Act as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following terms used in this Agreement shall have the respective meanings specified in this Article I:

                  "Accountants" means any firm of independent certified public accountants as shall be engaged by the Company.

                  "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

                  "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) increase such Capital Account by any amounts which such Member is obligated to contribute to the Company (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the Company pursuant to Treasury Regulations Sections 1.704-2(g) (1) and 1.704-2(i)
(5); and

                  (ii) reduce such Capital Account by the amount of the items described in Treasury Regulation Section 1.704-1(b) (2) (ii) (d) (4), (5) and
(6).

                  "Adjusted Invested Capital" (with respect to each Member) means, at any time, the sum of all Capital Contributions made by such Member pursuant to Article III less distributions previously made to that Member pursuant to Section 5.1 (ii).

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                  "Affiliate" means, when used with reference to a specified
Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, and (iii) any relative or spouse of such Person.

                  "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended from time to time, as the context requires.

                  "Available Cash Flow" means, with respect to any Fiscal Year or other period, the sum of all cash receipts of the Company from any and all sources, less all cash disbursements (including loan repayments, capital improvements and replacements) and a reasonable allowance for reserves, contingencies and anticipated obligations as determined by the Managers.

                  "Bankruptcy" means, with respect to a Person, the occurrence of any of the following events: (a) the filing by that Person of a petition commencing a voluntary case in bankruptcy under applicable bankruptcy laws; (b) entry against that Person of an order for relief under applicable bankruptcy laws; (c) written admission by that Person of its inability to pay its debts as they mature, or an assignment by that Person for the benefit of creditors; or
(d) appointment of a receiver for the property or affairs of that Person.

                  "Capital Account" means, with respect to each Member, an account determined in accordance with the provisions of Section 3.4 of this Agreement.

                  "Capital Contribution" means, with respect to each Member, the total amount of money and fair market value of any property contributed to the Company by such Member.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Company" means the limited liability company formed under this Agreement.

                  "Company Minimum Gain" means the amount determined by computing with respect to each nonrecourse liability of the Company, the amount of gain (of whatever character), if any, that would be realized by the Company if it disposed (in a taxable transaction) of the Company's property subject to such liability in full satisfaction thereof, and by then aggregating the amounts so computed as set forth in Treasury Regulation Section 1.704-2(d).

                  "Fiscal Year" means the fiscal year of the Company as determined the Managers. As used in this Agreement, a Fiscal Year shall include any partial Fiscal Year at the beginning and end of the Company term.

                  "GEOK" means Geokinetics Inc., a Delaware corporation, or any successor thereto.

                  "Interest" means a Member's percentage interest in the Company.

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                  "Investor Member" means a Person who or which is listed in
Schedule A hereto and executes a counterpart of this Agreement as an Investor Member and each Person who or which may hereafter become a party to this Agreement as a substitute Investor Member.

                  "Majority-in-Interest of the Members" means such of the Members whose Interests equal (at the time of determination) more than 50% of the total Interests of all Members.

                  "Managers" means the Managing Member or any other Persons who or which succeed the Managing Member or are added as Managers pursuant to this Agreement.

                  "Member" means the Managing Member and each Person who or which is listed in Schedule A hereto and executes a counterpart of this Agreement as an Investor Member and each Person who or which may hereafter become a party to this Agreement as a substitute Member.

                  "Net Profits" and "Net Loss" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Profits or Net Loss shall be added to such taxable income or loss; and

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss shall be subtracted from such taxable income or loss.

                  "Person" means an individual, trust, estate, tax-exempt entity, partnership, joint venture, association, company, corporation, limited liability company, government or agency thereof, or other entity.

                  "Prime Rate" means the base rate of interest announced from time to time by Chemical Bank, New York, N.Y.

                  "Priority Return" means, with respect to a Member, a sum equivalent to the Priority Return Rate, cumulative but not compounded (pro rated for any partial year), of the amount of the Adjusted Invested Capital of such Member from time to time, calculated from time to time during the period to which the Priority Return relates, commencing on the date the Member is admitted to the Company.

                  "Priority Return Rate" means six percent (6%) per annum for the first one-year period to which the Priority Return Relates; nine percent (9%) for the second one-year period; twelve

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percent (12%) for the third one-year period; fifteen percent (15%) for the fourth one-year period; and eighteen percent (18%) for the fifth one-year period.

                  "Treasury Regulations" means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time.

                  "Two-Thirds-in-Interest of the Members" means such of the Members whose Interests equal (at the time of determination) more than 66 2/3% of the total Interests of all Members.

                                   ARTICLE II

                          THE COMPANY AND ITS BUSINESS

                  2.1 Formation. The Members hereby form a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

                  2.2 Certificate of Formation. A Certificate of Formation has been filed in the office of the Delaware Secretary of State in accordance with the provisions of the Act. The Managers shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the Act.

                  2.3 Name. The name of the Company shall be Blackhawk Investors, L.L.C., and all business of the Company shall be conducted in such name.

                  2.4 Place of Business. The office of the Company shall be located at such place within or without the State of Delaware as may be determined by the Managers.

                  2.5 Registered Office and Agent. The registered office of the Company in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware 19805-1297. The registered agent of the Company for service of process at the address shall be Corporation Service Company. The Company may, upon compliance with the Act, change the location of its registered office in the State of Delaware or its registered agent for service of process in the State of Delaware as the Managers deem appropriate.

                  2.6 Purposes. The purposes of the Company shall be (i) to invest in GEOK, an oil and gas exploration, exploration and production company that plans to strategically reposition itself as a technologically focused provider of three dimensional ("3D") seismic acquisition services to the oil and gas industry in selected United States markets, which investment is more fully described in the Private Placement Memorandum of the Company dated June 25, 1997, as the same may hereafter be amended, pursuant to which the membership interests in the Company were offered, and (ii) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes. The Company shall not engage in any other activity except as set forth above.

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                  2.7 Title to Property. All real and personal property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right and each Member's Interest shall be personal property for all purposes.

                  2.8 Duration. The Company shall commence as of the date the Certificate of Formation for the Company is filed in the office of the Delaware Secretary of State and shall continue for a period of five (5) years thereafter, unless sooner dissolved or terminated pursuant to statute or any provision of this Agreement.

                                   ARTICLE III

                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

                  3.1 Member's Capital. Prior to or upon the execution of this Agreement, each of the Members shall contribute to the capital of the Company the sum designated opposite his or its name under the heading "Capital Contribution" on Schedule A.

                  3.2 Limitations on Member's Liability and Return of Capital. Subject to compliance with the other terms of this Agreement, the personal liability of each Member (in his capacity as a Member) arising out of or in any manner relating to the Company and its activities and obligations shall be limited to and shall not exceed the Member's Capital Contributions, except as provided by the Act. A Member shall not (i) be obligated to lend or advance funds to the Company for any purpose except as expressly provided in this Agreement, (ii) be liable for the obligations of any other Member, (iii) be entitled to the return of his or its Capital Contribution at any fixed time or upon demand, or (iv) receive any interest on capital.

                  3.3 Capital Accounts. The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Treasury Regulations Section 1.704-1(b). Such Capital Account shall be increased by (i) such Member's cash contributions, (ii) the agreed fair market value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code
Section 752), and (iii) all items of Company income and gain (including income and gain exempt from tax) allocated to such Member pursuant to Article IV or other provisions of this Agreement and decreased by (i) the amount of cash distributed to such Member, (ii) the agreed fair market value of all actual and deemed distributions of property made to such Member pursuant to this Agreement (net of liabilities secured by such distributed property that the Member is considered to assume or take subject to under Code Section 752), and (iii) all items of Company deduction and loss allocated to such Member pursuant to Article IV or other provisions of this Agreement.

                  In the event any Member transfers any Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

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                  The foregoing provisions and the other provisions of this
Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations and any amendment or successor provision thereto.

                  3.4 Member Loans. In the event that additional funds (in excess of the Members' agreed Capital Contributions) are required by the Company for any purpose relating to the business of the Company or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Company may borrow such funds as are needed from any Member or other Person for such period of time and on such reasonable business terms as the Managers and the lender may agree and at the rate of interest then prevailing for comparable loans, or if such loan is from a Member or Affiliate, at an interest rate equal to the rate at which the lending Member or Affiliate has borrowed such funds, provided that such rate charged by a Member or Affiliate may not exceed the Prime Rate plus four percent (4%) per annum. Any security interest in the property of the Company which is given to any Member or Affiliate shall be subordinate to any security interest in Company property given by the Company to any lender who is not a Member or Affiliate of a Member. Loans made under this Section may be repaid out of Available Cash Flow, but any amount of any such loan that is outstanding at the time of the occurrence of any of the events described in Article X shall be repaid as provided in Article X.

                                   ARTICLE IV

                        ALLOCATION OF PROFITS AND LOSSES

                  4.1 Allocation of Net Profits and Net Loss of the Company. Except as otherwise provided in this Article IV, Net Profits and Net Loss of the Company in each Fiscal Year shall be allocated among the Members as follows:

                  (a) Net Profits. Net Profits shall be allocated among the Members as follows:

                           (i)      first, to each of the Members until the
cumulative Net Profits allocated to such Member pursuant to this Section 4.1(a) is equal to the cumulative Net Loss previously allocated to the Member pursuant to Section 4.1(b);

                           (ii)     second, to the Members until the cumulative
Net Profits allocated to the Members pursuant to this Section 4.1(a)(ii) is equal to 100% of the accrued amount of the Members' Priority Return; and

                           (iii)    thereafter, (A) 25% to the Managing Member
and (B) 75% to the Members (including the Investor Members and the Managing Member), in proportion to their Capital Contributions.

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                  (b)      Allocation of Net Loss.  Except as otherwise provided
in this Article, Net Loss shall be allocated among the Members as follows:

                           (i)      first, in proportion to the positive
balances, if any, in the Members' respective Capital Accounts, until such balances are reduced to zero; and

                           (ii)     thereafter, to the Members, in proportion
to their Capital Contributions.

                  4.2 Residual Allocations. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Profits or Net Losses, as the case may be, for the Fiscal Year.

                  4.3 Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocation or distributions described in clauses (4),
(5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This
Section 4.3 is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(3).

                  4.4 Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during a Fiscal Year, each Member will be allocated, before any other allocation under this Article IV, items of income and gain for such Fiscal Year (and if necessary, subsequent years) in proportion to and to the extent of an amount equal to such Member's share of the net decrease in Company Minimum Gain determined in accordance with Treasury Regulations Section l.704-2(g)(2). This Section 4.4 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Treasury Regulations Section l.704-2(f).

                  4.5 Special Allocations. Any special allocations of items of Net Profits pursuant to Sections 4.3 and 4.4 shall be taken into account in computing subsequent allocations of Net Profits pursuant to Section 4.l, so that the net amount of any items so allocated and the gain, loss and any other item allocated to each Member pursuant to Section 4.l shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article if such special allocations had not occurred.

                  4.6 Fees to Members or Affiliates. Notwithstanding the provisions of Section 4.l, in the event that any fees, interest, or other amounts paid to any Member or any Affiliate thereof pursuant to this Agreement or any other agreement between the Company and any Member or Affiliate thereof providing for the payment of such amount, and deducted by the Company in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the Company on its federal income tax return and are treated as Company distributions, then

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                  (i) the Net Profits or Net Loss, as the case may be, for the
Fiscal Year in which such fees, interest, or other amounts were paid shall be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as Company distributions; and

                  (ii) there shall be allocated to the Member to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 4.l, an amount of gross income for the Fiscal Year equal to the amount of such fees, interest, or other amounts that are treated as Company distributions.

                  4.7 Section 704(c) Allocation. Any item of income, gain, loss, and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution shall be allocated to such Member solely for income tax purposes in the manner so required or permitted.

                  4.8 Distribution in Kind. If assets of the Company are distributed in kind, Net Profits and Net Losses shall be allocated as if such assets had been sold for their fair market value on the date of distribution. For purposes of this allocation, the fair market value of any securities of GEOK shall be determined as provided in Article XII hereof and the fair market value of any other assets shall be determined by the Managers, in their sole and absolute discretion.

                                    ARTICLE V

                                  DISTRIBUTIONS

                  5.1 Distributions of Available Cash Flow. Available Cash Flow shall be distributed as soon as practicable, and securities of GEOK may be distributed from time to time, to and among the Members as follows:

                           (i)      first, to each of the Members to the extent
of its accrued Priority Return, reduced by any prior distributions made under this Section 5.1(i);

                           (ii)     second, to each of the Members to the extent
of its Adjusted Invested Capital; and

                           (iii)    thereafter, (A) 25% to the Managing Member
and (B) 75% to the Members (including the Investor Members and the Managing Member), in proportion to their Capital Contributions.

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For the purposes hereof, securities of GEOK distributed to the Members shall be valued in accordance with Article XII hereof.

                  5.2 Estimated Taxes and Withholding Notwithstanding the provisions of Section 5.1, distributions of Available Cash Flow with respect to any Fiscal Year or other applicable period shall be made on a quarterly basis, based on estimated results of operations through any applicable quarter, to all Members to pay any required quarterly estimated federal and state income taxes with respect to any profits of the Company attributable to such Fiscal Year or other applicable period, assuming that all Members are subject to the highest marginal federal and New York income tax rates. Distributions on account of estimated income taxes shall be made at least ten (10) days prior to the due date of any quarterly estimated tax payment. Any amounts withheld by the Company with respect to any profits allocated to any Member as required under the Code or any provision of applicable state and local income tax law shall be treated as amounts distributed to the Members pursuant to this Article V. To the extent any distributions under this Section 5.2 exceed the amounts distributable to the Members under Section 5.1, any such excess shall be deemed to be an interest free advance to the Members receiving such excess distributions, payable to the Company from subsequent distributions as made. The foregoing distributions with respect to federal and state income taxes shall be made even if as of the applicable period the Company does not have sufficient Available Cash Flow to cover such distributions.

                                   ARTICLE VI

                             CONTROL AND MANAGEMENT

                  6.1 Management of the Company. The overall management and control of the business and affairs of the Company shall be vested solely in the Managers, who shall be responsible for the management of the Company's business.

                  6.2      Authority and Responsibility of the Managers.

                  (a) Except as expressly provided in this Agreement, all decisions respecting any matter set forth in this Agreement or otherwise affecting or arising out of the conduct of the business of the Company shall be made by the Managers, and the Managers shall have the exclusive right and full authority to manage, conduct and operate the Company's business. Specifically, but not by way of limitation, the Managers shall be authorized and responsible, subject to the limitations elsewhere set forth in this Agreement, in the name and on behalf of the Company:

                           (i)      to borrow and lend money and, as security
therefor, to mortgage, pledge or otherwise encumber the assets of the Company;

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                           (ii)     to cause to be paid on or before the due
date thereof all amounts due and payable by the Company to any Person, including, without limitation, to Affiliates of the Managers to the extent permitted under this Agreement;

                           (iii)    to employ such agents, employees, managers,
accountants, attorneys, consultants and other Persons, (including, without limitation, itself and its Affiliates to the extent permitted under this Agreement) necessary or appropriate to carry out the business and affairs of the Company, and to pay such fees, expenses, salaries, wages and other compensation to such Persons as it shall, in its sole discretion, determine;

                           (iv)     to pay, extend, renew, modify, adjust,
submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;

                           (v)      to pay any and all fees and to make any and
all expenditures which it, in its sole discretion, deems necessary or appropriate in connection with the organization of the Company, the management of the affairs of the Company, and the carrying out of its obligations and responsibilities under this Agreement;

                           (vi)     to cause to be paid any and all taxes,
charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company;

                           (vii)    to cause all payments and other income which
become due with respect to the Company's investments to be collected;

                           (viii)   to sign checks and make proper disbursements
of Company funds and to issue receipts for and on behalf of the Company;

                           (ix)     to sell or refinance all or any portion of
the Company's investments;

                           (x)      to enter into the agreements and engage in
transactions with entities and persons with which or whom the Managers are, is or may be affiliated or with other Persons;

                           (xi)     to make all elections required or permitted
to be made by the Company under the Code, except as provided in Section 9.4; and

                           (xii)    to assume and exercise all rights, powers,
and responsibilities granted to Managers by the Act and, subject to the limitations set forth in this Agreement, to do any and all acts and things which shall be in furtherance of the Company's business as set forth in this Agreement.

                  (b) With respect to all of its rights, powers and responsibilities under this Agreement, the Managers are authorized to execute and deliver, in the name and on behalf of the Company, such notes and other evidence of indebtedness, contracts, assignments, deeds, leases, loan

                                                           Page 216 of 241 Pages


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agreements, mortgages and other security instruments as it deems proper, all on such terms and conditions as they deem proper.

                  6.3      Limitations on Authority of Managers.
Notwithstanding anything to the contrary contained in this Agreement, the Managers shall not have the authority,

                  (a)      Without the approval of all the Members:

                           (i)      to do any willful act in contravention of
this Agreement;

                           (ii)     to confess a judgment in a material amount
against the Company;

                           (iii)    to convert property of the Company to its
own use, or assign any rights in specific property of the Company for other than a purpose of the Company;

                           (iv)     to perform any act that would subject the
Members to liability other than as members of a limited liability company in any jurisdiction;

                           (v)      to pay for any services performed by the
Managers or an Affiliate thereof, except as otherwise permitted in this Agreement;

                           (vi)     to execute or deliver any general assignment
for the benefit of the creditors of the Company; or

                           (vii)    to make any loan to a Manager or its
Affiliates; or

                  (b) without the vote or written consent of a Majority-in-Interest of the Members:

                           (i)      to admit additional or substitute Members,
except as permitted hereunder; or

                           (ii)     to admit any new Managers, except as
permitted hereunder.

                  6.4 Participation by Members. No Investor Member shall participate in or interfere with the management of the Company or the operation of its business. The exercise by an Investor Member of any of his rights or powers granted in this Agreement shall not be deemed taking part in control of the business of the Company and shall not constitute a violation of this Section
6.4. No Investor Member shall have any power or authority to sign for or to bind the Company in any manner or for any purpose whatsoever. No Investor Member shall have priority over any other Member with respect to any rights or duties contained in this Agreement, unless expressly provided for in this Agreement.

                                                           Page 217 of 241 Pages

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                  6.5      Other Activities of Managers or Members.

                  (a) The Managers shall not be required to devote their full time and effort to the affairs of the Company, but shall devote such time and effort as may reasonably be required to adequately promote the Company's interests.

                  (b) The parties hereto expressly agree that any Manager or Member may at any time engage in and possess interests in other business ventures of any and every nature and description, independently or with others, including, but not limited to, engaging in activities which parallel or compete with the business of the Company, and neither the Company nor any Member shall by virtue of this Agreement have any right, title or interest in or to such independent activities or to the income or profits derived therefrom.

                  6.6      Fees and Expenses; Compensation of Managers.

                  (a) Except as specifically provided in this Agreement, no fees shall be paid to any Member or Manager by the Company. However, the Managers (and/or any Affiliate of the Managers, as the case may be) shall be entitled to receive fees or other compensation from GEOK for services that it may render to GEOK, including without limitation, an annual fee from GEOK for its or their services in monitoring the Company's investment in GEOK, and reimbursement for all reasonable out-of-pocket costs and expenses incurred on behalf of the Company.

                  (b) Nothing in this Agreement shall be deemed to limit or restrict the rights of the Managers or any of their Affiliates to contract for and receive separate fees and benefits, directly or indirectly, as a result of their interests in any Person which supplies goods or services to, or otherwise transacts business with the Company or GEOK; provided, however, that the material terms of any such transaction with the Company shall be (i) disclosed to each Member or a predecessor in interest in writing at or prior to his or its admission to the Company, or (ii) approved by a Majority-in-Interest of the Members, or (iii) not materially less favorable to the Company than those which would be obtainable from an unrelated party in an arm's-length transaction.

                  6.7 Liability for Acts and Omissions; Indemnification. The Managers shall not be liable, responsible, or accountable in damages or otherwise to any of the Members for, and the Company shall indemnify and save harmless the Managers from, any loss or damage incurred by any of them by reason of an act or omission performed or omitted by any of them in good faith on behalf of the Company and in a manner reasonably believed by any of them to be within the scope of the authority granted to them by this Agreement and in the best interests of the Company, except for willful misconduct.

                  6.8 Number, Tenure and Qualifications of Managers. The number of Managers of the Company may be amended from time to time by the vote or written consent of at least Two-Thirds-in-Interest of the all Members. Each Manager shall hold office until the next annual meeting of Members or until a successor shall have been elected and qualified. Managers shall be elected by the vote or written consent of at least a Majority-in-Interest of the Members and need not be residents of the State of Delaware or Members of the Company. Notwithstanding the foregoing, the

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Managing Member shall be the sole Manager of the Company until it has resigned or been removed for cause as herein provided.

                  6.9 Resignation of Managers. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of the Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal as a Member.

                  6.10     Removal of a Manager.

                  (a) The Members, at any time, upon the consent of Two-Thirds-in-Interest of the Members, may remove a Manager for "cause." For purposes hereof, "cause" means the occurrence of any one or more of the following acts on the part of the Manager(s):

                           (1)      willful and persistent inattention to the
Manager's duties hereunder;

                           (2)      an act or acts amounting to gross negligence
or willful malfeasance to the material detriment of the Company; or

                           (3)      a material breach of a Manager's obligations
and duties pursuant to this Agreement.

                  (b) To accomplish removal, the Members shall give notice to the Manager, who shall have sixty (60) days from such notice to cure the reason or reasons for such removal, and in the event of such cure he shall remain as a Manager. If, at the end of sixty (60) days such Manager has not cured the reason or reasons for such removal, upon a further notice from the Members, the powers and authorities conferred on such Manager as a Manager under this Agreement shall cease. If the Manager shall: (i) at or before the expiration of the 60-day period notify the Members that in his reasonable opinion there is no cause for such Manager's removal under the standards set forth in this Section 6.10 or
(ii) upon its receipt from the Members of the notice stating he is being removed, notify the Members that in such Manager's reasonable opinion such Manager has cured the reason for the proposed removal, then the question of whether the Manager is to be removed shall be referred to an impartial arbitrator mutually agreeable to the Manager and the Members, or, failing such agreement within ten (10) business days, the parties shall apply within fifteen
(15) business days to the American Arbitration Association for appointment of an independent arbitrator, who, in either case, shall have had no prior dealings with any Manager or Member. The determination of the arbitrator shall be made within sixty (60) business days of the date upon which the arbitrator receives the question and shall be final, conclusive and binding upon such Manager and the Members. The costs of the arbitrator shall be borne equally by the Manager and the Company.

                  (c) The removed Manager shall have no further right or obligation to bind or manage the Company. Otherwise, the removal of the Manager shall not affect any existing rights

                                                           Page 219 of 241 Pages


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or obligations of such Manager with respect to the Company, including such
Manager's right to exoneration and indemnification under Section 6.7 for acts or omissions prior to the date of such removal, or to such Manager's interest, if any, as a Member in the Company's capital, distributions, income, gains, losses and deductions.

                  6.11 Vacancies of Managers. Any vacancy occurring for any reason in the number of Managers may be filled by the vote or written consent of at least a majority of the remaining Managers then in office; provided, however, that if there are no remaining Managers, each vacancy shall be filled by the vote or written consent of at least a Majority-in-Interest of the Members. A Manager elected to fill a vacancy shall be elected for the unexpired term of the Manager's predecessor in office and shall hold office until the expiration of such term and until the Manager's successor has been elected and qualified. A Manager chosen to fill a position resulting from an increase in the number of Managers shall hold office until the next annual meeting of Members and until a successor has been elected and qualified.

                  6.12 Place of Managers' Meetings. Regular and special meetings of the Managers shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Managers. In the absence of such designation, all meetings shall be held at the principal office of the Company.

                  6.13 Special Meetings of Managers. Special meetings of the Managers for any purpose or purposes shall be called at any time by any Manager. Notice of such special meetings, unless waived by attendance thereat or by written consent to the holding of the meeting, shall be given by written notice mailed at least ten (10) days before the date of such meeting or be hand delivered or sent by facsimile at least ten (10) days before the date such meeting is to be held.

                  6.14 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent Managers if the time and place be fixed at the meeting adjourned.

                  6.15 Waiver of Notice. The transactions approved or the actions taken at any meeting of the Managers, however called and noticed or wherever held, shall be as valid as though such transactions had been approved or such other actions taken at a meeting duly held after regular call and notice, if (a) a quorum be present, and (b) either before or after the meeting, each of the Managers not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Company records or made a part of the minutes of the meeting.

                  6.16 Action by Managers; Quorum; Voting; Action Without a Meeting.

                  (a) A majority of the total number of Managers shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Company, unless a greater number be required by the Act. The Managers present at a duly called or held meeting at which a quorum is present may

                                                           Page 220 of 241 Pages


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continue to do business until adjournment, notwithstanding the withdrawal of enough Managers to have less than a quorum.

                  (b) Each Manager shall have one vote. Any action which under any provision of this Agreement may be taken at a meeting of the Managers may be taken without a meeting if authorized by a writing signed by a majority of Managers who would be entitled to vote upon such action at a meeting, unless the Agreement requires such action to be taken by the unanimous vote of all of the Managers, in which case such writing shall be signed by all of the Managers who would be entitled to vote upon such action at a meeting, in each case filed with the records of the Company.

                  6.17 Meetings by Telephone. Managers, or any committee designated by the Managers, may participate in a meeting of the Managers by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

                  6.18 Adjournment. A majority of the Managers present may adjourn any Managers' meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the Managers.

                  6.19 Committees of the Managers. The Managers, by resolution, may designate from among the Managers one or more committees, each of which shall comprise one or more of the Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Managers, subject to the restrictions contained in the Act and hereunder.


                                   ARTICLE VII

                               MEETINGS OF MEMBERS

                  7.1 Meetings. Meetings of the Members, for any purpose or purposes, may be called by any Manager or by any Member or Members holding not less than twenty percent (20%) of the Members' Interests.

                  7.2 Place of Meetings. Meetings of the Members may be held at any place, within or outside the State of Delaware, for any meeting of the Members designated in any notice of such meeting. If no such designation is made, the place of any such meeting shall be the principal office of the Company.

                                                           Page 221 of 241 Pages


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                  7.3 Notice of Meetings. Written notice stating the place, day and hour of the meeting indicating that it is being issued by or at the direction of the person or persons calling the meeting, stating the purpose or purposes for which the meeting is called shall be delivered no fewer than ten
(10) nor more than sixty (60) days before the date of the meeting.

                  7.4 Record Date. For the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or any adjournment of such meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring a distribution is adopted, as the case may be, shall be the record date for making such a determination. When a determination of Members entitled to vote at any meeting of Members has been made pursuant to this Section, the determination shall apply to any adjournment of the meeting.

                  7.5 Quorum. Members holding not less than a majority of all Members' Interests, represented in person or by proxy, shall constitute a quorum at any meeting of Members. In the absence of a quorum at any meeting of Members, a majority of the Members' Interests so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at such meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members' Interests whose absence results in less than a quorum being present.

                  7.6 Manner of Acting. If a quorum is present at any meeting, the vote or written consent of Members holding not less than a majority of Members' Interests shall be the act of the Members, unless the vote of a greater or less proportion or number is otherwise required by the Act or this Agreement.

                  7.7      Proxies.

                  (a) A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact.

                  (b) Every proxy must be signed by the Member or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it, except as otherwise provided in this Section.

                  (c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Member who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by any Manager.

                                                           Page 222 of 241 Pages


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                  (d) Except when other provision shall have been made by
written agreement between the parties, the record holder of a Member's Interest which he or it holds as pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such Member's Interest, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

                  (e) A proxy which is entitled "irrevocable proxy" and which states that it is irrevocable, is irrevocable when it is held by (i) a pledgee,
(ii) a Person who has purchased or agreed to purchase the Member's Interest,
(iii) a creditor or creditors of the corporation who extend or continue credit to the corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit, (iv) a Person who has contracted to perform services for the Company, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, or (v) a nominee of any of the Persons described in clauses (i)-(iv) of this sentence.

                  (f) Notwithstanding a provision in a proxy described in
Section 7.7(e)(i), (iii) or (iv) stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Company is paid, or the period of employment provided for in the contract of employment has terminated and, in a case provided for in Section 7.7(e)(iii) or (iv) of this Agreement, becomes revocable three (3) years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this Section 7.7. This paragraph does not affect the duration of a proxy under paragraph (b) of this
Section 7.7.

                  (g) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of a Member's Interest without knowledge of the existence of such proxy.

                  7.8      Action by Members Without a Meeting.

                  (a) Whenever the Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company, its principal place of business or a Manager, employee or agent of the Company.

                  (b) Every written consent shall bear the date of signature of each Member who signs the consent, and no written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Company, written consents signed by a sufficient number of Members to take the action are delivered to the office of the Company, its principal place of business or a Manager, employee or agent of the Company having custody of the records of the Company.

                                                           Page 223 of 241 Pages


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                  (c) Prompt notice of the taking of the action without a
meeting by less than unanimous written consent shall be given to each Member who has not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting.

                  7.9 Waiver of Notice. Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                  7.10 Voting Agreements. An agreement between two or more Members, if in writing and signed by the parties thereto, may provide that in exercising any voting rights, the Members' Interest held by them shall be voted as therein provided, or as they may agree, or as determined in accordance with a procedure agreed upon by them.

                                  ARTICLE VIII

                         TRANSFERS OF COMPANY INTERESTS

                  8.1      Investment Representation.

                  (a) Each Member represents and warrants that it is acquiring its Interest for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part.

                  (b) Each Member agrees that he will not sell, assign or otherwise transfer his Interest or any fraction thereof to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Interest or fraction thereof to any Person who does not similarly represent and warrant and agree.

                  8.2 Assignment by Members. Except as otherwise expressly provided in this Section 8.2, a Member shall not sell, assign, transfer or encumber all or any part of his Interest to any other Person, whether or not a Member, unless the assignment is effected by substitution of the assignee as a Member in compliance with the following conditions:

                  (a) the assignment shall be set forth in a written instrument in the form and substance acceptable to legal counsel to the Company which (i) states that the assignee desires to be substituted as a Member and accepts and adopts all of the terms and provisions of this Agreement, and (ii) provides for the payment by the parties to the assignment of all reasonable expenses incurred by the Company in connection with the substitution, including, but not limited to, the cost of obtaining opinions of legal counsel, preparing the necessary amendment to this Agreement, the filing of an amendment to the Certificate of Formation, if required, and all legal fees in connection with any of the foregoing;

                                                           Page 224 of 241 Pages


                                      -18-


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                  (b)      a majority of the Managers that are also Members
shall consent to the assignment, which any Manager/Member may refuse to do with or without cause; and

                  (c) if requested by the Managers, the Company shall obtain an opinion of legal counsel acceptable to the Managers, or shall require the parties to the assignment to provide to the Company an opinion of legal counsel acceptable to the Managers, to the effect that (i) the assignment is exempt from registration and qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and (ii) the assignment will not cause a termination of the Company for Federal income tax purposes.

                  8.3      Void Transfers; Effective Date.

                  (a) Assignment of a Member's Interest to a minor or person adjudged insane or incompetent is prohibited (unless by will or intestate succession), and consent of the Managers to any such assignment shall be void and of no effect.

                  (b) Any purported assignment of a Member's Interest otherwise than by way of substitution in accordance with this Article VIII shall be of no effect as between the Company and the purported assignee and shall be unenforceable as against the Company and the Members or the Managers. The Managers shall not be charged with actual or constructive notice of any such purported assignment and are expressly prohibited from making allocations and distributions under this Agreement in accordance with any such purported assignment.

                  (c) Any substitution of Members shall (unless otherwise agreed by the Managers or required by law) become effective for all purposes as of the first day of the month in which all the conditions of the substitution have been satisfied. Any Person substituted as a Member pursuant to Section 8.2 shall (except as otherwise expressly provided in this Agreement) be a Member for all purposes of this Agreement to the extent of the Interest acquired by that Person.

                                   ARTICLE IX

                   ACCOUNTING AND RECORDS; CERTAIN TAX MATTERS

                  9.1 Books and Records. The Managers shall keep at the Company's principal office separate books of account for the Company which shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied.

                  Each Member shall, at its sole expense, have the right, upon reasonable notice to the Managers, to examine, copy and audit the Company's books and records during normal business hours.

                                                           Page 225 of 241 Pages


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                  9.2 Reports. The Managers, at the expense of the Company,
shall cause to be prepared and distributed to the Members within ninety (90) days after the expiration of each Fiscal Year, a balance sheet and profit and loss statement prepared by the Accountants.

                  9.3 Tax Returns. The Managers shall cause the Accountants to prepare all income and other tax returns of the Company to be filed not later than the date when such filings are required by law. The Managers shall furnish to each Member a copy of each such return as soon as it has been filed, together with any schedules or other information which each Member may require in connection with such Member's own tax affairs. Each of the Members shall, in its respective income tax return and other statements filed with the Internal Revenue Service or other taxing authority, report taxable income in accordance with the provisions of this Agreement.

                  9.4 Section 754 Election. In connection with any assignment or transfer of an Interest described in Sections 734(b) and 743(b) of the Code and which is permitted by the terms of this Agreement, the Managers shall in their reasonable discretion cause the Company, at the written request of the transferor, the transferee or the successor to such Interest, on behalf of the Company and at the time and in the manner provided in Treasury Regulations
Section 1.754-1(b) (or any like statute or regulation then in effect) to make an election to adjust the basis of the Company's property in the manner provided in
Section 755 of the Code provided such adjustment increases the basis of Company property, and such transferee shall pay all costs incurred by the Company in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees.

                  9.5 Tax Matters Partner. The Managers shall designate one Manager as the "Tax Matters Partner" under Code Section 6231(a)(7), with all powers attendant thereto, who shall be authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees to cooperate with the Managers and the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by them to conduct such proceedings. The Managing Member shall be the initial Tax Matters Partner.

                  9.6 Withholding. If the Managers, in their reasonable judgment, determine that the Code requires the Company to withhold any tax with respect to a Member's distributive share of Company income, gain, loss, deduction or credit, distributions of Available Cash Flow, or liquidating distributions, the Managers shall cause the Company to withhold and pay the tax. If at any time the amount required to be withheld exceeds the amount that would otherwise be distributed to the Member to whom the withholding requirement applies, that Member shall, as a condition to receiving any further distribution, make an additional Capital Contribution equal to the excess of the amount required to be withheld (and interest and penalties, if applicable) over the amount, if any, that would otherwise be distributed to that Member and which is available to be withheld. Any amount withheld with respect to a Member shall be deducted from the amount that would otherwise be distributed to that Member but shall be treated as though it had been distributed to that Member for all purposes of this Agreement.

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                  9.7 Bank Accounts. The bank accounts of the Company shall be maintained in such banking institutions as the Managers determine and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement on such signature or signatures as the Managers may determine. The funds of the Company shall not be commingled with the funds of any other person.

                                    ARTICLE X

                           DISSOLUTION AND TERMINATION

                  10.1 Withdrawal. Except as otherwise provided in this Agreement, no Member shall at any time retire or withdraw from the Company or withdraw any amount out of its Capital Account. Any Member retiring or withdrawing in contravention of this Section 10.1 shall indemnify, defend and hold harmless the Company and all other Members (other than a Member who is, at the time of such withdrawal, in default under this Agreement) from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Company or any such other Member arising out of or resulting from such retirement or withdrawal.

                  10.2 Dissolution. The Company shall be dissolved and its business wound-up upon the earliest to occur of:

                  (i)      the expiration of the term;

                  (ii) the Managers and a Majority-in-Interest of the Members determine that the Company should be dissolved;

                  (iii)    the Bankruptcy of the Company;

                  (iv) the Bankruptcy, dissolution, death, incapacity or withdrawal of any Manager that is also a Member or the occurrence of any other event that terminates the continued membership of any such Manager, unless within one hundred eighty (180) days after such event the Company is continued by the consent of a Majority-in-Interest of all of the remaining Members; and

                  (v) the sale or other disposition of all or substantially all of the Company's assets.

                  Except as otherwise set forth herein, upon the dissolution of the Company, the Managers shall take all actions deemed necessary or appropriate in their sole discretion to wind-up the business affairs of the Company.

                  10.3 Distribution Upon Liquidation of the Company. Any proceeds received by the Company in connection with the liquidation of the Company, or other distributions made on

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liquidation (including distributions of securities of GEOK), shall be distributed (after giving effect to all charges and credits to Capital Accounts resulting from allocations and prior distributions) as follows and in the following order or priority:

                  (a) first, to the payment of debts and liabilities of the Company to the extent required (including all expenses of the Company incident to any such liquidation of the Company, other than loans or other debts and liabilities of the Company due to any Member or any Affiliate of any Member);

                  (b) second, to the setting up of any reserves which the Managers deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Company;

                  (c) third, to the repayment of any unrepaid loans theretofore made by any Member or any Affiliate of any Member to the Company for Company obligations, and to the payment of any other debts and liabilities of the Company to any Member or any Affiliate of any Member;

                  (d) fourth, to each of the Members to the extent of its accrued Priority Return, reduced by any prior distributions made under
Section 5.1;

                  (e) fifth, to each of the Members to the extent of its Adjusted Invested Capital; and

                  (f) thereafter, (A) 25% to the Managing Member and (B) 75% to the Members (including the Investor Members and the Managing Member), in proportion to their Capital Contributions.

For the purposes hereof, securities of GEOK distributed to the Members shall be valued in accordance with Article XII hereof.

                  10.4 Capital Account Deficits. If any Member has a deficit balance in its Capital Account following the liquidation of its Interest, as determined after taking into account all adjustments to such Capital Account for the Fiscal Year of the Company during which such liquidation occurs (other than those made pursuant to this Section 10.4), such Member shall have no obligation to make any Capital Contribution, and the negative balance of any Capital Account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose.

                  10.5 Certificate of Cancellation. Following the dissolution of the Company, or at any time there are less than two Members, the Managers shall file a Certificate of Cancellation with the Secretary of State of Delaware pursuant to the Act.

                                                           Page 228 of 241 Pages


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                                   ARTICLE XI

                                   AMENDMENTS

                  11.1 Amendments Adopted Solely by the Managers. The Managers may, without the consent of any Member, amend any provision of this Agreement and execute whatever documents may be required in connection therewith to reflect:

                  (a) a change in the name of the Company or the location of the principal place of business of the Company;

                  (b) the admission of a substituted Member in accordance with this Agreement;

                  (c) a change which is necessary to qualify the Company under the laws of any jurisdiction or which is necessary and advisable in the opinion of the Managers to assure that the Company will not be treated as an association taxable as a corporation and not as a limited liability company;

                  (d)      a change of address of any Member; or

                  (e) any other amendment which is ministerial or similar to the foregoing.

                  11.2 Amendments to be Adopted by Managers and Members. All amendments to this Agreement shall be in writing and, except as provided in
Section 11.1, shall be approved by the Managers and by a Majority-in-Interest of the Members, unless a greater vote or the specific approval of a Member is required by this Agreement, in which case such greater vote or specific consent shall be required.

                                   ARTICLE XII

                         VALUATION OF SECURITIES OF GEOK

                  12.1 Normal Valuation. For the purposes of this Agreement, the value of any security of GEOK as of the date of distribution to the Members (or, in the event such date is a holiday or other day which is not a business day, as of the next preceding business day) will be determined as follows:

                  (a) a security which is listed on a recognized securities exchange or the National Market System will be valued at its last sales price or, if no sale occurred on such date, at the last "bid" price; and

                                                           Page 229 of 241 Pages


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                  (b) a security which is traded on the Nasdaq Bulletin Board will be valued at its last sales price or, if no sale occurred on such date, at the last "bid" price;

                  (c) a security which is traded over-the-counter (other than on the National Market System or the Nasdaq Bulletin Board) will be valued at the last "bid" price; and

                  (d) all other securities will be valued on such date by the Managing Member at fair market value in such manner as it may reasonably determine.

                  12.2 Legal Restrictions on Transfer. Any security which is held under a representation that it has been acquired for investment and not with a view to public sale or distribution, or which is held subject to any other legal restrictions, will be valued at such discount, if any, from the value determined under 12.1 above as the Managing Member deems reasonably necessary in its sole discretion to reflect properly the effect of such legal restriction on the marketability of such security.

                  12.3 Objection to Valuation. If a Majority-in-Interest of the Members object to the valuation of any security, the Managing Member will (at the Company's expense) cause an independent securities expert (mutually acceptable to the Managing Member and a Majority-in-Interest of the Members), to review such valuation, and such expert's determination will be binding on the parties.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  13.1 Notices. All notices required or permitted by this Agreement shall be in writing and may be delivered by hand to the party to be served or may be sent by registered or certified mail, with postage prepaid, return receipt requested, or may be transmitted by overnight courier service, and addressed in the case of the Company to 1013 Centre Road, Wilmington, Delaware 19805-1297, with a copy to William R. Ziegler, Esq., c/o Parson & Brown, 666 Third Avenue, New York, New York 10017, and in the case of the Members as set forth on Schedule A hereto, or to such other address as shall from time to time be supplied in writing by any party to the other. Notice sent by registered or certified mail, post-paid, with return receipt requested, addressed as above provided, shall be deemed given four (4) days after deposit of same in the United States mail. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

                  13.2 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                                                           Page 230 of 241 Pages


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                  13.3     No Oral Modifications; Amendments.  No oral amendment
of this Agreement shall be binding on the Members or the Company. Unless otherwise set forth hereunder, any modification or amendment of this Agreement must be in writing signed by all of the Members.

                  13.4 Captions. Any article, section or paragraph titles or captions contained in this Agreement and the table of contents are for convenience of reference only and shall not be deemed a part of this Agreement.

                  13.5 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require. Any references to the Code or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned.

                  13.6 Invalidity. If any provision of this Agreement shall be held invalid, it shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

                  13.7 Further Assurances. The parties hereto agree that they will cooperate with each other and will execute and deliver or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

                  13.8 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Members. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever.

                  13.9 Attorneys' Fees. If any proceeding is brought by one Member against one or more of the other Members to enforce, or for breach of, any of the provisions in this Agreement, the prevailing Member(s) shall be entitled in such proceeding to recover reasonable attorneys' fees together with the costs of such proceeding therein incurred.

                  13.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

                  13.11 No Third Party Beneficiary. Any agreement to pay any amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the Members and their respective heirs, successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any indebtedness or any other Person, whomsoever, it being the intention of the Members that no one shall be deemed to be a third party beneficiary of this Agreement.

                  13.12 Exhibits and Schedules. Each of the Exhibits and Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and incorporation.

                                                           Page 231 of 241 Pages


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                  13.13 References to this Agreement. Numbered or lettered
articles, sections and subsections herein contained refer to articles, sections and subsections, respectively, of this Agreement unless otherwise expressly stated. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Agreement and all amendments thereof and supplements thereto unless the context shall clearly indicate or require otherwise.

                  13.14    Power of Attorney.

                  (a) Each of the Members and each successor or assign thereof irrevocably constitutes and appoints each Manager his true and lawful attorney, in his name, place and stead, to make, execute, acknowledge, swear to and file any of the following documents:

                           (i)      any modifications or amendments of this
Agreement as required under the laws of the State of Delaware or any other state;

                           (ii)     any modifications or amendments of the
Certificate of Formation or other instrument which may be required to be filed by the Company under the laws of the State of Delaware or any other state;

                           (iii)    a certificate of fictitious name for the
Company;

                           (iv)     any other instrument which may be required
to be filed by the Company under the laws of any state or government or by any governmental agency, or which the Managers deem it advisable to file; and

                           (v)      any documents which may be required to
effect the continuation of the Company, the admission of an additional or substituted Member or the dissolution and termination of the Company, provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement.

                  (b)      The within and foregoing power of attorney:

                           (i)      is a special power of attorney coupled with
an interest and is irrevocable; and

                           (ii)     may be exercised by any Manager for each
Member by listing all of the Members executing any instrument with a single signature of the Manager acting as attorney-in-fact for all of them.

                  (c) Pursuant to the power of attorney hereinabove granted by each Member to each Manager with the execution of this Agreement, as hereinabove described, each Member authorizes said attorney to take any further action which said attorney shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be

                                                           Page 232 of 241 Pages


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done in and about the foregoing as fully as said Member might or could do if personally present, and hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof.

                  13.15 Reliance on Authority of Person Signing Agreement. If a Member is a trust (with or without disclosed beneficiaries), general partnership, limited partnership, limited liability company, estate, corporation, or any entity other than a natural person, the Company and the Members shall:

                  (a) not be required to determine the authority of the person signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such person;

                  (b) not be required to see to the application or distribution of proceeds paid or credited to persons signing this Agreement on behalf of such entity;

                  (c) be entitled to rely on the authority of the person signing this Agreement with respect to the voting of the Interest of such entity and with respect to the giving of consent on behalf of such entity in connection with any matter for which consent is permitted or required under this Agreement; and

                  (d) be entitled to rely upon the authority of any general partner, joint partner, or successor trustee, or president or vice president, as the case may be, of any such entity the same as if such person were the person originally signing this Agreement on behalf of such entity.

                  13.16 Consents and Approvals. Whenever the consent or approval of a Member is required by this Agreement, such Member shall have the right to give or withhold such consent or approval in his or its sole discretion, unless otherwise specified.

                  13.17 GEOK Common Stock. Each of the Members agrees, so long as he is a Member, not to establish or maintain a short position in the Common Stock of GEOK.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date and year first written above.

MANAGING MEMBER:                                BLACKHAWK CAPITAL PARTNERS

                                                By:/s/ WILLIAM R. ZIEGLER
                                                   ----------------------------
                                                   Name:  William R. Ziegler
                                                   Title:    Partner

                                                           Page 234 of 241 Pages


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Investor Member Signature Page

INVESTOR MEMBER:

                                                 ------------------------------
                                                 (Signature of Investor)

                                                 ------------------------------
                                                 (Please print name)

                                                 ------------------------------
                                                 (Number of Interests)

Residence Address of Investor (please print):  Mailing Address if different from residence address (please print):

---------------------------------              ---------------------------------
(Street)                                       (Street)

---------------------------------              ---------------------------------
(City) (State) (Zip Code)                       (City) (State) (Zip Code)

---------------------------------              ---------------------------------
(Telephone Number)                             (Telephone Number)

                                                           Page 235 of 241 Pages


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